SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of earliest event reported): November 17, 1998

                   Universal Stainless & Alloy Products, Inc.
               (Exact name of registrant as specified in charter)


       Delaware                          0-25032                 25-1724540
(State or other jurisdiction   (Commission file number)       (IRS employer
      of incorporation)                                      identification no.)



600 Mayer Street                                                  15017
Bridgeville, Pennsylvania                                      (Zip code)
(Address of principal executive offices)



Registrant's telephone number,
including area code:  (412) 257-7600

Item 5.   Other Events.

      On November 17, 1998, Universal Stainless & Alloy Products, Inc. (the "Company") announced that its letter of intent to acquire AL Tech Specialty Steel Corporation ("AL Tech") had expired. AL Tech is a producer of finished specialty steel products including bar, rod and wire, and is operating under the protection of Chapter 11 of the federal bankruptcy code.

      On November 25, 1998, the Company announced that a settlement has been reached with its former insurance carrier regarding a claim related to the six-week production halt of the Company's universal rolling mill in 1995. After deducting all fees associated with the settlement of the claim, the Company will receive $750,000 before tax, which will be recorded as a one-time gain in the 1998 fourth quarter.

      The Company also announced that it will record charges related to due diligence costs associated with its intent to acquire AL Tech. The Company will recognize this and other non-recurring charges, which will total approximately $550,000, in the 1998 fourth quarter. Net of these one-time costs, the pre-tax gain from the settlement is anticipated to be approximately $200,000, or $0.02 per diluted share after tax.

      Copies of the Company's press releases announcing these events are attached hereto as Exhibits 99.01 and 99.02 and are incorporated by reference herein in their entirety.

Item 7.   Financial Statements and Exhibits.

      (c)   Exhibits.

            99.01 Press Release of Universal Stainless & Alloy Products, Inc.
                  dated November 17, 1998.

            99.02 Press Release of Universal Stainless & Alloy Products, Inc.
                  dated November 25, 1998.




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





                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       UNIVERSAL STAINLESS & ALLOY
                                          PRODUCTS, INC.


Date:  November 25, 1998               By:     /s/CLARENCE M. MCANINCH
                                               ------------------------
                                       Name:   Clarence M. McAninch
                                       Title:  President and Chief
Executive Officer




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





                                  EXHIBIT INDEX




EXHIBIT NO.                     DOCUMENT
-----------                     --------
    99.01     Press Release of Universal Stainless & Alloy
              Products, Inc. dated November 17, 1998.
    99.02     Press Release of Universal Stainless & Alloy
              Products, Inc. dated November 25, 1998.



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